Exhibit 10.1
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                     FIRST AMENDMENT TO AMENDED AND RESTATED
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                              EMPLOYMENT AGREEMENT
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     This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the
"Amendment"), is made this 1st day of September, 2003, between EQUITY ONE, INC., a Maryland corporation (the "Company") and Chaim Katzman (the "Employee").

     The Company and the Employee have heretofore entered into an Amended and Restated Employment Agreement dated as of July 26, 2002 (the "Agreement") (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement). Given the growth of the Company, the Compensation Committee of the Board of Directors of the Company and the Employee have agreed to amend the Agreement on the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

     1. Amendments. Effective as of the date hereof, the Agreement shall be amended as follows:

     (a) Section 4(b) of the Agreement shall be amended in its entirety to read as follows:

               "(b) For each year commencing with calendar year 2002, during which the Employee is employed by the Employer, the Employee shall be eligible to participate in a bonus plan maintained by the Employer that provides an annualized cash bonus opportunity (the "Bonus") upon achievement of performance targets (the "Targets") by the Company. For calendar year 2002, the targeted Bonus opportunity shall be equal to 60% of the Employee's then Base Salary, and for each calendar year thereafter, the targeted Bonus opportunity shall be equal to 75% of the Employee's then Base Salary (the "Bonus Amount"). The compensation committee of the Board of Directors, shall establish reasonable Targets for the Employee. However, the Employee acknowledges and agrees that the Targets utilized for calculating any Bonus payable to the Employee shall be determined by the compensation committee of the Board, in its sole reasonable discretion. The Targets shall be established no later than February 28th of each calendar year, except for 2002. The Targets for 2002 shall be in accordance with Exhibit A attached to this Agreement.

               The Employee shall be entitled to receive a single cash payment of the Bonus Amount for each calendar year not later than March 15th of the following year in accordance with the following schedule: for achieving less than 50% of the Targets, the Employee shall not be entitled to any Bonus; for achieving from 50% to less than 100% of the Targets, the Employee shall be entitled to one half of the Bonus; for achieving from 100% to less than 150% of the Targets, the Employee

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          shall be entitled to the Bonus Amount; for achieving from
          150% to less than 200% of the Targets ("High Performance"), the Employee shall be entitled to one and one half of the Bonus Amount; and for achieving 200% or more of the Targets ("Super Performance"), the Employee shall be entitled to two time the Bonus. Notwithstanding the foregoing, the Employee shall have the right, by providing written notice to the Employer no later than ten days after the Bonus Amount for any calendar year is finally determined, to elect to receive all or a specified portion of the Bonus Amount in shares of stock of the Employer. For purposes of this Paragraph, the shares of stock shall be valued at 85% of the average closing price of such shares during the 20 trading days preceding the date of such notice on the primary securities exchange on which such shares are listed and traded and shall vest over a period of two (2) years. The restricted stock shall be issued under the Company's Incentive Plan (as defined below) or other, similar plan and shall be subject to such other terms as are contained in the Company's then current form of restricted stock agreement."

     (b) Section 5 of the Agreement shall be amended in its entirety to read as follows:

               "(a) The Employer shall issue to the Employee, pursuant to the Employer's 2000 Executive Incentive Compensation Plan (the "Incentive Plan"), Options (as defined in the Incentive
          Plan) to acquire an aggregate of 850,000 shares of the Employer's capital stock. The Employer shall grant to the Employee the number of Options indicated on the following dates: simultaneously with the execution of this Agreement, 300,000 Options; January 1, 2003, 300,000 Options; and January 1, 2004, 250,000 Options. The exercise price of the 300,000 Options granted simultaneously with the execution of this Agreement shall be $13.25 per share and the exercise price of the remaining Options shall be equal to the average closing price of the Employer's capital stock during the 15 trading days immediately prior to the date of grant of the Options. Options covering 170,000 shares shall vest on the last day of each year, commencing on December 31, 2002, until all Options granted pursuant to the terms of this Agreement have vested. Each Option granted hereunder shall expire ten years from the date of the grant of such Option.

               (b) In addition, the Employer agrees to issue to the Employee, pursuant to the Incentive Plan, 227,500 shares of Restricted Stock (as defined in the Incentive Plan). 103,500 shares of Restricted Stock (the "Initial Grant") were issued prior to the execution hereof and shall vest in five equal installments on January 1, 2003, 2004, 2005 and 2006 and December 31, 2006. The remaining 124,000 shares of Restricted Stock (the "Additional Grant") shall be issued on or about September 10, 2003 and shall vest in five equal installments on September 9, 2004, 2005 and 2006 and December 31, 2006. The Employee shall be entitled to receive dividends on the Initial Grant and Additional Grant of Restricted Stock, whether vested or not.

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               (c) Finally, as additional "Bonus" payable under
          Section 4(b), (a) in the case of High Performance for any calendar year, the Employer agrees to issue to the Employee, pursuant to the Incentive Plan, a number of shares of Restricted Stock having a value, based on the 30-day trailing average closing price of the Employer's common stock as reported on the New York Stock Exchange (the "30-day Average") for the period ending on (and inclusive
          of) December 31 of the year of High Performance, of $300,000 (rounded up to the nearest whole share) or (b) in the case of Super Performance for any calendar year, the Employer agrees to issue to the Employee, pursuant to the Incentive Compensation Plan, a number of shares of Restricted Stock having a value, based on the 30-day Average for the period ending on (and inclusive of) December 31 of the year of Super Performance, of $850,000 (rounded up to the nearest whole share). Any shares to be issued pursuant to this paragraph shall be issued by the Employer within five (5) days of its payment of the Bonus earned under Section 4(b)."

     (c) Section 10(a) of the Agreement shall be amended in its entirety to read as follows:

               "(a) In the event the employee is terminated as an employee of the Employer without cause or in the event that the Employee resigns or is terminated for any reason at any time during the one year period (the "Change of Control Period") after a Change of Control (as hereinafter defined), then: (i) the Employee shall be entitled to receive as of the date of such resignation a cash payment in an amount equal to 2.99 times (A) the sum of his then Base Salary and the amount of his Bonus payment, if any (including the dollar value of the Restricted Stock issued to the Employee as additional Bonus under Section 5(c)), for the then most recently completed fiscal year, and (B) the then-current "value" of a pro rata portion of the annual Incentive Compensation awarded (or to be awarded) to the Employee under Section 5(a) and (b) (e.g., the "value" of 51,700 shares of Restricted Stock [one-fifth of 103,500 shares and one-fourth of 124,000 shares] and 170,000 Stock Options),
          (ii) any Options that have not previously been granted to the Employee pursuant to the provisions of Paragraph 5 shall be granted effective as of the date of such termination or resignation to the Employee with an exercise price equal to the average closing price of the Employer's capital stock during the 15 trading days immediately prior to such date, and (iii) all Options and restricted stock awards granted to the Employee (including the Options granted pursuant to (ii) above) shall immediately vest. For purposes hereof, the "value" to be assigned to the Incentive Compensation under subsection (i)(B) shall be equal to (x) in the case of the 51,700 shares of Restricted Stock, the product of the 30-day Average for the period ending on (and inclusive of) the day before the Change of Control, times 51,700, and (y) in the case of the 170,000 Stock Options, the product of (1) the difference between the weighted-average exercise price of such Stock Options awarded under Section 5(a) and the 30-day Average for the period ending on (and inclusive of) the day before the Change of Control, times (2) 170,000."

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     (d) Section 10(c) of the Agreement shall be amended in its entirety to read as follows:

          (a) For purposes of this Agreement, "Change in Control" shall be deemed to have occurred upon:

                    (i) Approval by the stockholders of the Employer
               of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, other than a reorganization, merger or consolidation or other transaction which would result in the holders of the voting securities of the Employer outstanding immediately prior thereto holding securities which represent immediately after such transaction more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of the surviving company, or (y) a liquidation or dissolution of the Employer or (z) the sale of all or substantially all of the assets of the Employer (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

     2. Effective Date. This Amendment shall be effective upon its execution by the Company and the Employee.

     3. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     4. No Other Modification. Except as otherwise expressly modified by the terms and provisions of this Amendment, the Agreement shall remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto.

     5. References to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement," "hereto," "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as modified and amended by this Amendment.

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     IN WITNESS WHEREOF, the Company and the Employee have executed this First Amendment to Amended and Restated Employment Agreement as of the date first written above.

                                      THE COMPANY:

                                      EQUITY ONE, INC



                                      By: /s/ DORON VALERO
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                                          Doron Valero
                                          President and Chief Operating Officer



                                      THE EMPLOYEE:



                                      /S/ CHAIM KATZMAN
                                      -------------------------
                                      Chaim Katzman